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                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                              Company No. 3794757

The Registrar of Companies for England and Wales hereby certifies that

HARPMIST PLC

having by special resolution changed its name, it now incorporated under the name of

GRACECHURCH CARD FUNDING (NO.1) PLC

Given at Companies House, London, the 13th September 1999

                                                                             /s/
                                                                  MISS S. BASHAR

                                                  For The Registrar Of Companies

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